AMQUEST MATRIX FUNDS, INC.
                 INVESTMENT ADVISORY AGREEMENT


     THIS AGREEMENT is entered into as of the 13th day of December, 1996, between AMquest Matrix Funds, Inc., a Maryland corporation (the "Corporation") and AMquest
Advisers, Inc., a Delaware corporation (the "Adviser").

                      W I T N E S S E T H

     WHEREAS, the Corporation is an open-end investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"). The Corporation is authorized to create separate series, each with its own separate investment portfolio (the "Funds"), and the beneficial interest in each such series will be represented by a separate series of shares (the
"Shares").

     WHEREAS, the Adviser is a registered investment adviser, engaged in the business of rendering investment advisory services.

     WHEREAS, in managing the Corporation's assets, as well as in the conduct of certain of its affairs, the Corporation seeks the benefit of the Adviser's services and its assistance in performing certain managerial functions. The Adviser desires to furnish such services and to perform the functions assigned to it under this Agreement for the consideration provided for herein.

     NOW THEREFORE, the parties mutually agree as follows:

     1. Appointment of the Adviser. The Corporation hereby appoints the Adviser as investment adviser for each of the Funds of the Corporation on whose behalf the Corporation executes an Exhibit to this Agreement, and the Adviser, by execution of each such Exhibit, accepts the appointments. Subject to the direction of the Board of Directors (the "Directors") of the Corporation, the Adviser shall manage the investment and reinvestment of the assets of each Fund in accordance with the Fund's investment objective and policies and limitations, for the period and upon the terms herein set forth. The investment of funds shall also be subject to all applicable restrictions of the Articles of Incorporation and Bylaws of the Corporation as may from time to time be in force.

     2.        Delegation of Duties to a Subadviser.  The
Adviser is hereby authorized to (i) delegate its duties hereunder to a subadviser pursuant to a written agreement under which the subadviser shall furnish the services specified therein to the Adviser; provided, however, that the Adviser shall remain ultimately responsible for the provision of investment advisory services to the Funds, and (ii) appoint a subadviser to serve as the Corporation's and the Adviser's agent and attorney-in-fact for the limited purpose of executing account documentation and customary agreements, contract and other documents as may be requested by brokers, dealers, counterparties and other persons in connection with the management of the assets of the Funds; provided, however, that any such documentation that such subadviser shall execute shall comply with all laws, rules and regulations applicable to the business of the Corporation, including but not limited to the 1940 Act and the rules and regulations thereunder.

     3. Expenses Paid by the Adviser. In addition to the expenses which the Adviser may incur in the performance of its responsibilities under this Agreement, and the expenses which it may expressly undertake to incur and pay, the Adviser shall incur and pay all reasonable compensation, fees and related expenses of the Corporation's officers and its Directors, except for such Directors who are not interested persons (as that term is defined in Section
2(a)(19) of the 1940 Act) of the Adviser, and all expenses related to the rental and maintenance of the principal offices of the Corporation.

     4.        Investment Advisory Functions.  In its
capacity as investment adviser, the Adviser shall have the following responsibilities:

          (a)  To furnish continuous advice and
recommendations to the Funds, as to the acquisition, holding or disposition of any or all of the securities or other assets which the Funds may own or contemplate acquiring from time to time;

          (b) To cause its officers to attend meetings and furnish oral or written reports, as the Corporation may reasonably require, in order to keep the Directors and appropriate officers of the Corporation fully informed as to the condition of the investments of the Funds, the investment recommendations of the Adviser, and the investment considerations which have given rise to those recommendations; and

          (c)  To supervise the purchase and sale of
securities or other assets as directed by the appropriate officers of the Corporation.

The services of the Adviser are not to be deemed exclusive and the Adviser shall be free to render similar services to others as long as its services for others does not in any way hinder, preclude or prevent the Adviser from performing its duties and obligations under this Agreement. In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties hereunder on the part of the Adviser, the Adviser shall not be subject to liability to the Corporation, the Funds, or to any shareholder for any act or omission in the course of, or in connection with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security.

     5.        Obligations of the Corporation.  The
Corporation shall have the following obligations under this Agreement:

          (a)  To keep the Adviser continuously and
fully informed as to the composition of the Funds' investments and the nature of all of their respective assets and liabilities;

          (b)  To furnish the Adviser with a copy of
any financial statement or report prepared for it by certified or independent public accountants, and with copies of any financial statements or reports made to the Funds' shareholders or to any governmental body or securities exchange;

          (c)  To furnish the Adviser with any further
materials or information which the Adviser may reasonably request to enable it to perform its functions under this Agreement; and

          (d)  To compensate the Adviser for its
services in accordance with the provisions of paragraph
6 hereof.

     6.        Compensation.  The Corporation will pay the
Adviser a fee for its services with respect to each Fund (the "Advisory Fee") at the annual rate set forth on the Exhibits hereto. The Advisory Fee shall be accrued each calendar day during the term of this Agreement and the sum of the daily fee accruals shall be paid monthly as soon as practicable following the last day of each month. The daily fee accruals will be computed by multiplying 1/365 by the annual rate and multiplying the product by the net asset value of the Fund as determined in accordance with the Corporation's registration statement as of the close of business on the previous day on which the Fund was open for business, or in such other manner as the parties agree.
The Adviser may from time to time and for such periods as it deems appropriate voluntarily reduce its compensation hereunder (and/or voluntarily assume expenses) for one or more of the Funds.

     7.        Expenses Paid by Corporation.

          (a)  Except as provided in this paragraph,
nothing in this Agreement shall be construed to impose upon the Adviser the obligation to incur, pay, or reimburse the Corporation for any expenses not specifically assumed by the Adviser under paragraph 3 above. Each Fund shall pay or cause to be paid all of its expenses and the Fund's allocable share of the Corporation's expenses, including, but not limited to, investment adviser fees; any compensation, fees, or reimbursements which the Corporation pays to its Directors who are not interested persons (as that phrase is defined in Section 2(a)(19) of the 1940 Act) of the Adviser; fees and expenses of the custodian, transfer agent, registrar or dividend disbursing agent;
current legal, accounting and printing expenses;
administrative, clerical, recordkeeping and bookkeeping expenses; brokerage commissions and all other expenses in connection with the execution of Fund transactions;
interest; all federal, state and local taxes (including stamp, excise, income and franchise taxes); expenses of shareholders' meetings and of preparing, printing and distributing proxy statements, notices and reports to shareholders; expenses of preparing and filing reports and tax returns with federal and state regulatory authorities; and all expenses incurred in complying with all federal and state laws and the laws of any foreign country applicable to the issue, offer, or sale of Shares of the Funds, including but not limited to, all costs involved in the registration or qualification of Shares of the Funds for sale in any jurisdiction and all costs involved in preparing, printing and distributing prospectuses and statements of additional information to existing shareholders of the Funds.

          (b)  If expenses borne by a Fund in any
fiscal year exceed those set forth in any statutory or regulatory formula applicable to the Fund, the Adviser will reimburse the Fund for any excess in accordance with the applicable statutory or regulatory formula.
In addition, the Adviser hereby agrees that until the earlier of the end of the first 12 months of operations of the Funds or the date upon which the Funds' aggregate average net assets exceed $30 million, the Adviser will waive its fees and/or reimburse each Fund's respective operating expenses to the extent necessary to ensure that no Fund's total operating expenses (as defined in the Funds' Prospectus) exceed
2.75% of its average daily net assets, and any reimbursement of expenses will be made on a monthly basis and will be paid to the Funds by reduction of the Adviser's fee, subject to later adjustment, month by month, for the remainder of the Funds' fiscal year.

     8.        Brokerage Commissions.  For purposes of this
Agreement, brokerage commissions paid by a Fund upon the purchase or sale of securities shall be considered a cost of the securities of the Fund and shall be paid by the respective Fund. The Adviser is authorized and directed to place Fund transactions only with brokers and dealers who render satisfactory service in the execution of orders at the most favorable prices and at reasonable commission rates; provided, however, that the Adviser may pay a broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission another broker or dealer would have charged for effecting that transaction, if the Adviser determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer viewed in terms of either that particular transaction or the overall responsibilities of the Adviser. In placing
Fund business with such broker or dealers, the Adviser shall seek the best execution of each transaction, and all such brokerage placement shall be made in compliance with Section 28(e) of the Securities
Exchange Act of 1934, as amended, and other applicable state and federal laws. Notwithstanding the foregoing, the Corporation shall retain the right to direct the placement of all Fund transactions, and the Directors may establish policies or guidelines to be followed by the Adviser in placing Fund transactions for the Funds pursuant to the foregoing provisions.

     9.        Proprietary Rights.  The Adviser has
proprietary rights in each Fund's name and the Corporation's name. The Adviser may withdraw the use of such names from the Funds or the Corporation.

     10.       Termination.  This Agreement may be
terminated at any time, without penalty, by the Directors of the Corporation or by the shareholders of a Fund acting by the vote of at least a majority of its outstanding voting securities (as that phrase is defined in Section 2(a)(42) of the 1940 Act), provided in either case that 60 days' written notice of termination be given to the Adviser at its principal place of business. This Agreement may also be terminated by the Adviser at any time by giving 60 days' written notice of termination to the Corporation, addressed to its principal place of business.

     11. Assignment. This Agreement shall terminate automatically in the event of any assignment (as the term is defined in Section 2(a)(4) of the 1940 Act) of this Agreement.

     12. Term. This Agreement shall begin for each Fund as of the date of execution of the applicable
Exhibit and shall continue in effect with respect to each Fund (and any subsequent Funds added pursuant to an Exhibit during the initial term of this Agreement) for two years from the date of this Agreement and thereafter for successive periods of one year, subject to the provisions for termination and all of the other terms and conditions hereof if such continuation shall be specifically approved at least annually (i) by the vote of a majority of the Directors of the Corporation, including a majority of the Directors who are not parties to this Agreement or "interested persons" of any such party (as defined in the 1940 Act), cast in person at a meeting called for that purpose or (ii) by the vote of a majority of the outstanding voting securities (as that phrase is defined in Section
2(a)(42) of the 1940 Act) of each Fund. If a Fund is added after the first approval as described above, this Agreement will be effective as to that Fund upon execution of the applicable Exhibit and will continue in effect until the next annual approval of this Agreement by the Directors or Fund shareholders and thereafter for successive periods of one year, subject to approval as described above.

     13. Amendments. This Agreement may be amended by the mutual consent of the parties, provided that the terms of each such amendment shall be approved by the Directors or by of the affirmative vote of a majority of the outstanding voting securities (as that phrase is defined in Section 2(a)(42) of the 1940 Act) of each Fund.

     14.       Governing Law.  This Agreement shall be
governed by and construed in accordance with the internal laws of the State of Florida; provided, however that nothing herein shall be construed in a manner that is inconsistent with the 1940 Act, the Investment Advisers Act of 1940, as amended, or the rules and regulations promulgated with respect to such respective Acts.

     This Agreement will become binding on the parties hereto upon their execution of the Exhibit(s) to this Agreement.

                           EXHIBIT A
                             to the
                 Investment Advisory Agreement

                   AMQUEST MATRIX INCOME FUND

     For all services rendered by the Adviser hereunder, the Corporation shall pay the Adviser, on behalf of the above-named Fund, and the Adviser agrees to accept as full compensation for all services rendered hereunder, an annual investment advisory fee equal to 0.75% of the average daily net assets of the Fund.

     The annual investment advisory fee shall be accrued daily at the rate of 1/365th of 0.75% applied to the daily net assets of the Fund. The advisory fee so accrued shall be paid by the Corporation to the Adviser monthly.

     Executed this 13th day of December, 1996.

                              The Adviser:

                              AMQUEST ADVISERS, INC.


                              By: /s/ Donald A. Taylor, Jr.
                                  -------------------------
                                  Donald A. Taylor, Jr., Secretary



                              The Corporation:

                              AMQUEST MATRIX FUNDS, INC.


                              By: /s/ Richard D. Brace
                                  --------------------------
                                  Richard D. Brace, President




                           EXHIBIT B
                             to the
                 Investment Advisory Agreement

                AMQUEST MATRIX TOTAL RETURN FUND

     For all services rendered by the Adviser hereunder, the Corporation shall pay the Adviser, on behalf of the above-named Fund, and the Adviser agrees to accept as full compensation for all services rendered hereunder, an annual investment advisory fee equal to 1.00% of the average daily net assets of the Fund.

     The annual investment advisory fee shall be accrued daily at the rate of 1/365th of 1.00% applied to the daily net assets of the Fund. The advisory fee so accrued shall be paid by the Corporation to the Adviser monthly.

     Executed this 13th day of December, 1996.


                              The Adviser:

                              AMQUEST ADVISERS, INC.


                              By: /s/ Donald A. Taylor, Jr.
                                  --------------------------
                                  Donald A. Taylor, Jr., Secretary



                              The Corporation:

                              AMQUEST MATRIX FUNDS, INC.


                              By: /s/ Richard D. Brace
                                  ---------------------------
                                  Richard D. Brace, President




                           EXHIBIT C
                             to the
                 Investment Advisory Agreement

                   AMQUEST MATRIX GROWTH FUND

     For all services rendered by the Adviser hereunder, the Corporation shall pay the Adviser, on behalf of the above-named Fund, and the Adviser agrees to accept as full compensation for all services rendered hereunder, an annual investment advisory fee equal to 1.00% of the average daily net assets of the Fund.

     The annual investment advisory fee shall be accrued daily at the rate of 1/365th of 1.00% applied to the daily net assets of the Fund. The advisory fee so accrued shall be paid by the Corporation to the Adviser monthly.

     Executed this 13th day of December, 1996.


                              The Adviser:

                              AMQUEST ADVISERS, INC.


                              By: /s/ Donald A. Taylor, Jr.
                                  --------------------------
                                  Donald A. Taylor, Jr., Secretary



                              The Corporation:

                              AMQUEST MATRIX FUNDS, INC.


                              By: /s/ Richard D. Brace
                                  ----------------------------
                                  Richard D. Brace, President